EXHIBIT 32.1

Certification of CEO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of AMCORE Financial, Inc. (the "Company") for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kenneth E. Edge, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth E. Edge
Kenneth E. Edge
Chief Executive Officer
November 9, 2007

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by § 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMCORE Financial, Inc. and will be retained by AMCORE Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.